Exhibit 24a



                          INDEPENDENT AUDITORS' CONSENT


The  Board  of  Directors
New  Brunswick  Scientific  Co.,  Inc.

We consent to incorporation by reference in the registration statements (No. 33-70452, No. 333-06029, No. 33-16024, No. 333-69202, No. 333-69206 and No.
333-69208) on Form S-8 of New Brunswick Scientific Co., Inc. of our report dated February 18, 2003, relating to the consolidated balance sheets of New Brunswick Scientific Co., Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity, cash flows, and comprehensive income (loss) for each of the years in the three-year period ended December 31, 2002, and related schedule, which report appears in the December 31, 2002, annual report on Form 10-K of New Brunswick Scientific Co., Inc.

Our report described above refers to a change in accounting for goodwill and intangible assets in 2002.

/s/  KPMG  LLP

KPMG  LLP
Short  Hills,  New  Jersey
March  20,  2003